Exhibit 2.2

                                     RELEASE

           The undersigned, NORTH ATLANTIC TRADING COMPANY, INC. ("NATC"), a

Delaware corporation, for and in consideration of the sum of $1 (one dollar) and other good and valuable consideration, for itself and for its parents,

subsidiaries, affiliates, successors, assigns, officers, directors, employees,

principals, and any other person or entity claiming through NATC (collectively,

the "NATC Releasors"), subject to the limitations set forth in the next sentence, hereby unconditionally and irrevocably releases and forever discharges

Star Scientific, Inc. ("Star") and Star Tobacco, Inc. ("Star Tobacco") and its

and their past, present and future parents, subsidiaries, affiliates,

predecessors, successors, assigns, partners, officers, directors, members,

employees, principals, representatives, agents, investment bankers, advisors and attorneys (collectively, the "Star Releasees") from any and all claims, demands,

actions, causes of action, suits, debts, damages, losses, judgments,

obligations, costs, expenses, attorneys' fees and liabilities of whatever kind or nature (upon any legal or equitable theory, whether contractual, common law,

statutory or otherwise), whether now known or unknown, accrued or unaccrued,

absolute or contingent, suspected or unsuspected, determined or speculative,

which the NATC Releasors, individually or collectively, may have had, now have,

or in the future may have, whether in their own right or in a representative capacity, against the Star Releasees, arising from the beginning of the world to the date of this Release, based upon, relating to or arising out of any act or omission, failure to act, transaction, dealing, occurrence, practice or conduct in connection with that certain Asset Purchase Agreement (the "Purchase

Agreement"), dated as of February 18, 2003, by and among NATC, Star and Star

Tobacco and the transactions contemplated thereby or any actions, acts, failures to act, statements or omissions made or performed in connection with the execution, negotiation, attempted effectuation or termination of the Purchase

Agreement or any actions taken or not taken to implement or effectuate the terms or provisions thereof. Nothwithstanding anything else in this Release to the contrary, the release given by each NATC Releasor pursuant to this Release (i)

shall not become effective until Star shall have received payment of the Earnest

Money Deposit contemplated by Section 3 of the Termination and Release Agreement

(the "Termination Agreement"), dated July 15, 2003, by and among NATC, Star and

Star Tobacco; (ii) shall not relieve any party of its obligation under that certain Confidentiality Agreement, dated as of May 18, 2002, between NATC and

Star, as amended; and (iii) shall not release Star or Star Tobacco of its obligations under the Termination Agreement.


                     The NATC Releasors represent and warrant that they have

read this Release carefully, that they have discussed this Release or been given a reasonable opportunity to discuss this Release with their attorneys, that they fully understand the terms of this Release and that they are signing this

Release voluntarily and of their own free will.


                     The NATC Releasors further represent and warrant that the

person who executed this Release on their behalf has full authority to do so and to bind them as a party to this Release.


                     IN WITNESS WHEREOF, NATC has caused this Release to be

signed as of this 15th day of July, 2003.



                                          NORTH ATLANTIC TRADING COMPANY, INC.

                                          By: /s/  David I. Brunson
                                              ----------------------------
                                              Name: David I. Brunson
                                              Title: President and Chief
                                                     Financial Officer


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
State of New York    )
                     : ss.:
County of New York   )


                     On this 15th day of July 2003, before me personally came

David I. Brunson, to me known, who, being by me duly sworn did depose and say that he is the President and Chief Financial Officer of North Atlantic Trading

Company, Inc., which executed the foregoing instrument, that he has authority to sign said instrument and to bind the North Atlantic Trading Company, Inc. and that he has signed his name thereto by his authority.



                                          /s/ John Ellsworth
                                          ---------------------------------
                                          Notary Public

                                                        [Seal]



















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